SUBSCRIPTION AGREEMENT FOR UNITS

TO:	SEARCHLIGHT MINERALS CORP. (the “Corporation”)

AND TO:	D&D SECURITIES COMPANY (the “Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of Units, each Unit comprising one common share and one half of one share purchase warrant (collectively, the “Units”) of the Corporation set forth below for the aggregate subscription price set forth below (the “Aggregate Subscription Price”), representing a subscription price of US$3.00 per Unit, (the “Subscription Agreement”) upon and subject to the terms and conditions contained in this Subscription Agreement.  Each full warrant entitles the holder to purchase one additional common share at a price of US$4.50 for a period of two (2) years from the Closing Date.  In addition to this face page, the Subscriber must also complete the attached Schedule A hereto.

Number of Units:
(Name of Subscriber - please print)

By:
(Authorized Signature)	Aggregate Subscription Price:

(Official Capacity or Title - please print)

If the Subscriber is signing as agent for a principal
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)
and is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following and ensure that Schedule A, is completed in respect of such principal:

(Subscriber’s Address)
(Name of Principal)

(Telephone Number)	(Principal’s Address)

(E-Mail Address)	(Principal’s Telephone Number)

(Principal’s E-Mail Address)

Register the Units as set forth below:	Deliver the Units as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

ACCEPTANCE:  The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon and on the terms, conditions and covenants contained in the Agency Agreement as if the Subscriber were a party thereto.

_______________________________, 2007

SEARCHLIGHT MINERALS CORP.	Subscription No:

By:

This is the first page of an agreement comprised of 20 pages (including Schedules)

THE SECURITIES OFFERED HEREUNDER MAY BE DISTRIBUTED IN CANADA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA), SECURITIES ACT (ALBERTA), AND THE SECURITIES ACT (ONTARIO). THE CORPORATION IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA,  OR THE PROVINCE OF ONTARIO.  THE COMMON SHARES OF THE CORPORATION MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, OR THE PROVINCE OF ONTARIO, EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE CORPORATION BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, OR THE PROVINCE OF ONTARIO, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD.  AS THERE IS NO MARKET FOR THESE SECURITIES IN CANADA, IT MAY BE DIFFICULT OR EVEN IMPOSSIBLE FOR THE PURCHASER TO SELL THEM IN CANADA.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

REGULATION S SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made effective as of the ______ day of ____________________, 2007.

BETWEEN:
THE SUBSCRIBER LISTED ON THE EXECUTION PAGE
TO THIS AGREEMENT

(hereinafter called the "Subscriber")
OF THE FIRST PART

AND:
SEARCHLIGHT MINERALS CORP., a Nevada corporation with a corporate office at #120 - 2441 W. Horizon Ridge Pkwy, Henderson, NV 89052

(hereinafter called the “Corporation")
OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	The following terms will have the following meanings for all purposes of this Agreement.

(a)	"Subscription Agreement" means this Agreement, and all schedules and amendments to this Agreement.

(b)	“Agent” means D&D Securities Company.

(c)	“Agent Agreement” means the Agency Agreement between the Agent and the Corporation to be entered into prior to Closing.

(d)	“Broker Warrants” has the meaning ascribed to such term in Section 7.1 of this Agreement.

(e)	“Common Shares” means the shares of common stock of the Corporation, $0.001 par value per share.

(f)	"Closing" means the closing of the purchase and sale of the Offered Securities.

(g)	"Closing Date" means [January <*>, 2007] or such other date as the Corporation may determine.

(h)	"Exchange Act " means the United States Securities Exchange Act of 1934, as amended.

(i)	"NI 45-106" means National Instrument 45-106 – Prospectus and Registration Exemptions.

(j)	"Offered Securities" has the meaning ascribed to it in Section 2.1 of this Subscription Agreement.

(k)	"Offering" means the offering of the Units by the Corporation.

(l)	"Offering Jurisdictions" means British Columbia, Alberta and Ontario.

(m)
"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind.

(n)
“Purchase Price” means the purchase price payable by the Subscriber to the Corporation in consideration for the purchase and sale of the Units in accordance with Section 2.1 of this Subscription Agreement.

(o)	“Registration Period” has the meaning ascribed to it in Section 8.2 of this Subscription Agreement.

(p)	“Registration Statement” has the meaning ascribed to it in Section 8.1 of this Subscription Agreement.

(q)	"SEC" means the United States Securities and Exchange Commission.

(r)	"Securities Act" means the United States Securities Act of 1933, as amended.

(s)	"Shares" means the Common Shares to be purchased by the Subscriber and comprising a portion of the Units.

(t)	“Subscriber” means the Subscriber executing the signature page to this Subscription Agreement.

(u)	“Unit” means a unit consisting of one (1) Share and one-half (1/2) of a Warrant.

(v)	“U.S. Person” has the meaning ascribed to it in Section 3.1 of this Subscription Agreement.

(w)
“Warrant” means one whole share purchase warrant entitling the holder thereof to purchase one common share of the Corporation at a price of $4.50 per share during the period from the date of issuance to the date that is two years from the date of issuance.

(x)	“Warrant Shares” means the Common Shares to be issued upon exercise of the Warrants.

1.2                    The following schedules (the “Schedules”) are attached to and form part of this Subscription Agreement:

Schedule A                                Accredited Investor Confirmation

1.3                    All dollar amounts referred to in this Subscription Agreement are in United States funds, unless expressly stated otherwise.

2.	PURCHASE AND SALE OF UNITS

2.1                    Subject to the terms and conditions of this Subscription Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Corporation such number of Units (the “Purchased Securities”) as is set forth upon the signature page hereof at a price equal to $3.00 per Unit (the “Purchase Price”).    Upon execution, the subscription by the Subscriber will be irrevocable. The Purchased Securities form part of a larger sale of an aggregate of 2,333,333 Units (the "Offered Securities") offered by the Corporation.

2.2                    The Purchase Price is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement and will be advanced to the Corporation or the Agent.  The Subscriber acknowledges that if the funds are advanced to the Agent, the Agent shall release such funds to the Corporation on confirmation by the Corporation that it will accept the subscription.

2.3                    Upon execution by the Corporation, the Corporation agrees to sell such Units to the Subscriber for the Purchase Price subject to the Corporation's right to sell to the Subscriber such lesser number of Units as it may, in its sole discretion, deem necessary or desirable.

2.4                    Any acceptance by the Corporation of this Subscription Agreement is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident.  Each Subscriber will deliver to the Corporation all other documentation, agreements, representations and requisite government forms required by the lawyers for the Corporation as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

2.5                    Pending acceptance of this subscription by the Corporation, all funds paid directly to the Corporation by the Subscriber shall be deposited by the Corporation and immediately available to the Corporation for its corporate purposes.  In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Corporation.

2.6                    The Subscriber hereby authorizes and directs the Corporation to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber’s address indicated on the signature page of this Subscription Agreement.

2.7                    The Subscriber acknowledges and agrees that the subscription for the Units and the Corporation's acceptance of the subscription is not subject to any minimum subscription for the Offering.

2.8                    The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation has full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Units to the Subscriber;

(b)
the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Units, does not and will not constitute a breach of or default under the constating documents of the Corporation of any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound; and

(c)
the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated.

2.9                    By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation to the Agent and set forth in the Agency Agreement, such representations and warranties shall form an integral part of this Subscription Agreement and shall survive the Closing of the purchase and sale of Units and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement.

3.	REGULATION S AGREEMENTS OF THE SUBSCRIBER

3.1                    The Subscriber represents and warrants to the Corporation and the Agent that the Subscriber is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Units for the account or benefit of a U.S. Person.

 A “U.S. Person” is defined by Regulation S of the Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

(i)	organized or incorporated under the laws of any foreign jurisdiction; and

(ii)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Securities Act] who are not natural persons, estates or trusts.

3.2                    The Subscriber acknowledges that the Subscriber was not in the United States at the time the offer to purchase the Units was received.

3.3                    The Subscriber acknowledges that the Units, the Shares, the Warrants and the Warrant Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Subscriber in accordance with Regulation S of the Securities Act.

3.4                    The Subscriber agrees not to engage in hedging transactions with regard to the Units, the Shares, the Warrants or the Warrant Shares unless in compliance with the Securities Act.

3.5                    The Subscriber and the Corporation agree that the Corporation and the Corporation’s agents will refuse to register any transfer of the Units, the Shares, the Warrants or the Warrant Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Subscription Agreement.

3.6                    The Subscriber agrees to resell the Units, the Shares, the Warrants and the Warrant Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

3.7                    The Subscriber acknowledges and agrees that all certificates representing the Shares, the Warrants and the Warrant Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.   SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

4.	REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber, represents and warrants to the Corporation as follows, and acknowledges that the Corporation and the Agent are relying upon such covenants, representations and warranties in connection with the sale of the Units to such Subscriber:

4.1                    The Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units. The Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Units.

4.2                    The Subscriber has had full opportunity to review the Corporation’s filings with the SEC pursuant to the Exchange Act, including the Corporation’s annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Corporation.  The Subscriber has had full opportunity to discuss this information with the Subscriber’s legal and financial advisers prior to execution of this Subscription Agreement.

4.3                    The Subscriber acknowledges that the offering of the Units by the Corporation has not been reviewed by the SEC and that the Units are being issued by the Corporation pursuant to an exemption from registration under the Securities Act.

4.4                    The Subscriber understands that the Units it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Subscriber represents that it is familiar with SEC Rule 144, as presently in effect and understands the resale limitations imposed thereby and by the Securities Act, and that there may be no liquidity for the Offered Securities, and until registered they will not be transferable.

4.5                    The Units will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

4.6                    An investment in the Corporation is highly speculative and only Subscribers who can afford the loss of their entire investment should consider investing in the Corporation and the Units. The Subscriber is financially able to bear the economic risks of an investment in the Corporation.

4.7                    The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that the Corporation is in the early stages of development of its business and may require substantial funds in addition to the proceeds of this private placement.

4.8                    The Subscriber is not aware of any advertisement of the Units.

4.9                    This Subscription Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.10                   The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including: (i) the legal requirements within his jurisdiction for the purchase of the Units; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Units; and (v) any restrictions on transfer applicable to any disposition of the Units imposed by the jurisdiction in which the Subscriber is resident.

4.11                   Other than the representations, warranties and covenants made by the Corporation to the Subscriber herein, or by the Corporation to the Agent in the Agency Agreement, it has relied solely upon publicly available information relating to the Corporation and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent, and agrees that the Agent and the Agent's counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information, and acknowledges that Corporation's counsel, O’Neill Law Group PLLC, and the Agent's counsel, Stikeman, Graham, Keeley & Spiegel LLP, are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber and the Subscriber may not rely upon such counsel in any respect.

5.	ACKNOWLEDGEMENTS OF SUBSCRIBER

5.1                The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a)	No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Units.

(b)
The Offered Securities may be distributed in Canada pursuant to exemptions from the prospectus requirements of the Securities Act (British Columbia), Securities Act (Alberta), and the Securities Act (Ontario). The Corporation is not and may never be a reporting issuer in the province of British Columbia, the Province of Alberta, or the Province of Ontario.  The Common Shares of the Corporation may not be resold in the Province of British Columbia, the Province of Alberta, or the Province of Ontario, except under a prospectus or statutory exemption available only in specific and limited circumstances unless and until the Corporation becomes a reporting issuer in the Province of British Columbia, the Province of Alberta, or the Province of Ontario, as applicable, and such Common Shares are held thereafter for the applicable hold period.  As there is no market for the Offered Securities in Canada, it may be difficult or even impossible for the Subscriber to sell them in Canada.

(c)
The Units may be subject to statutory resale restrictions under the securities laws of the province in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Units except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is in any way responsible) for such compliance.

(d)	The Subscriber’s ability to transfer the Shares, Warrants and Warrant Shares is limited by, among other things, applicable securities laws.

(e)
The certificates representing the Shares, the Warrants and the Warrant Shares will bear, as of the closing of the Offering, legends substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

(f)
The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation with filing all documentation required by the applicable securities laws to permit the subscription for the Units and the issuance of the Shares, the Warrants and the Warrant Shares.

(g)
The Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for the Units under applicable securities laws and the Subscriber agrees to indemnify the Corporation, and each of its respective directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the closing of the Offering.

(h)
The Subscriber acknowledges that the Warrants may not be exercised in the United States by or on behalf of a U.S. Person, unless the Warrants and the Warrant Shares are registered under the Securities Act and applicable state securities law or unless the Corporation has consented to such offer, sale or distribution and such exercise is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States.

(i)
The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement. The Subscriber, and each beneficial purchaser, is not relying on the Corporation, or its respective affiliates or counsel in this regard.

(j)	There is no government or other insurance covering the Shares, the Warrants or the Warrant Shares.

(k)	There are risks associated with the purchase of the Units and the Subscriber and any beneficial purchaser for whom it is acting may lose his, her or its entire investment.

(l)
The Subscriber has not received or been provided with a prospectus, offering memorandum, within the meaning of the applicable securities laws, nor any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation. The Subscriber’s decision to subscribe for the Units was based solely upon information about the Corporation which is publicly available (any such information having been obtained by the Subscriber) and, without limiting the generality of the foregoing, the Subscriber acknowledges that the independent auditors of the Corporation have not participated in any independent due diligence investigation or verification of such publicly available information nor have such independent auditors provided any additional or supplemental comfort in connection with the Corporation, its financial statements or this Offering;

(m)	The Subscriber is not purchasing Units with knowledge of material information concerning the Corporation which has not been generally disclosed.

(n)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase the Shares, the Warrants or the Warrant Shares;

(ii)	that any person will refund the Purchase Price; or

(iii)	as to the future price or value of the Shares, the Warrants or the Warrant Shares.

(o)
The subscription for the Units has not been made through or as a result of, and the distribution of the Shares and Warrants is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(p)
the entry into this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound.

(q)
the Subscriber acknowledges that it has been advised it should obtain independent legal, income tax and investment advice with respect to its subscription for these Units and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

(r)	the Subscriber acknowledges that no representation has been made to the Subscriber with respect to the future value or price of the Units.

(s)
the Subscriber acknowledges that the Corporation may complete additional financings in the future in order to develop the business of the Corporation and to fund its ongoing development; that there is no assurance that such financings will be available and, if available, on reasonable terms; and that any such future financings may have a dilutive effect on current securityholders, including the Subscriber.

6.	CANADIAN SECURITIES REQUIREMENTS

6.1                    The sale of the Purchased Securities by the Corporation to the Subscriber is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the preparation of an offering memorandum contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

By the Subscriber’s acceptance of this Subscription Agreement, the Subscriber represents and warrants to the Corporation (which representations and warranties shall survive the Closing) that:

(a)	Ontario Subscribers:

(i)
If the Subscriber is resident in, or is otherwise subject to the securities laws of, the Province of Ontario, then the Subscriber hereby certifies to the Corporation that the Subscriber is purchasing the Purchased Securities as principal and is an “accredited investor” as defined in NI 45-106 and has concurrently executed and delivered a certificate in the form attached as Schedule A hereto; and

(ii)	The provisions of paragraph (a) of this subsection 6.1(a) will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Date.

(b)	British Columbia Subscribers:

(i)	If the Subscriber is resident in, or is otherwise subject to the securities laws of, the Province of British Columbia, then the Subscriber is:

A.
purchasing the Purchased Securities as principal for the Subscriber’s own account, and not for the benefit of any other Person and not with a view to the resale of the Purchased Securities and the Subscriber is an "accredited investor" as defined in NI 45-106; or

B.
purchasing the Purchased Securities as agent for a beneficial principal disclosed on the execution page of this Subscription Agreement, and the subscriber is an agent or trustee with proper authority to execute all documents required in connection with the purchase of the Purchased Securities on behalf of such disclosed principal and such disclosed principal for whom the Subscriber is acting is an “accredited investor” as defined in NI 45-106 and is purchasing as principal for its own account, and not for the benefit of any other Person, and is purchasing for investment only and not with a view to resale or distribution; and

the Subscriber has concurrently executed and delivered a certificate in the form attached as Schedule A hereto.

(ii)	The provisions of paragraph (b)(i) of this subsection 6.1(b) will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Date.

(c)	Alberta Subscribers:

(i)	If the Subscriber is resident in, or is otherwise subject to the securities laws of, the Province of Alberta, then the Subscriber is:

A.
purchasing the Purchased Securities as principal for the Subscriber’s own account, and not for the benefit of any other Person and not with a view to the resale of the Purchased Securities and the Subscriber is an "accredited investor" as defined in NI 45-106; or

B.
purchasing the Purchased Securities as agent for a beneficial principal disclosed on the execution page of this Subscription Agreement, and the subscriber is an agent or trustee with proper authority to execute all documents required in connection with the purchase of the Purchased Securities on behalf of such disclosed principal and such disclosed principal for whom the Subscriber is acting is an “accredited investor” as defined in NI 45-106 and is purchasing as principal for its own account, and not for the benefit of any other Person, and is purchasing for investment only and not with a view to resale or distribution; and

the Subscriber has concurrently executed and delivered a certificate in the form attached as Schedule A hereto.

(ii)	The provisions of paragraph (c)(i) of this subsection 6.1(c) will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Date.

7.	COMMISSION TO THE AGENT

7.1                    The Subscriber understands that in connection with the issue and sale of the Units pursuant to the Offering, the Agent will receive from the Corporation on Closing, a corporate finance fee in the amount of up to $[●] and a cash payment equal to 7% of the gross proceeds of the Offering. The Corporation will also grant to the Agent non-assignable warrants (the “Broker Warrants”) equal to 3% of the number of Units sold pursuant to the Offering. Each Broker Warrant shall be exercisable by the Agent to acquire one share of the Corporation’s common stock at an exercise price of $4.50 per common share until 5:00 p.m. (Pacific Standard Time) on the date that is two years following the Closing Date. No other fee or commission is payable by the Corporation in connection with the completion of the Offering.

8.	REGISTRATION OF PURCHASED SECURITIES

8.1                    The Corporation hereby agrees to file with the SEC a Registration Statement on Form SB-2 (the “Registration Statement”), or on such other form as is available, registering the Purchased Securities. The Corporation agrees to use its best efforts to cause the Registration Statement to be declared effective by the SEC within four months and one day after the Closing Date (the “Filing Deadline”).

8.2                    The Corporation agrees to keep the Registration Statement effective pursuant to Rule 415 of the Securities Act for a period of nine months following the date the Registration Statement is declared effective by the SEC (the “Registration Period”).

8.3                    The Corporation agrees to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Purchased Securities of the Corporation covered by such Registration Statement until such time as all of such Purchased Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Subscription Agreement by reason of the Corporation's filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Exchange Act, the Corporation shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Corporation to amend or supplement the Registration Statement.

8.4                    The Corporation shall use its best efforts to cause the Purchased Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Purchased Securities.

8.5                    All expenses incurred in connection with the filing and registration of the Registration Statement, including, without limitation, all registration, qualifications fees, printers, legal and accounting fees shall be paid by the Corporation.

9.	CLOSING

9.1                    The Subscriber agrees to deliver to the Agent, not later than 4:30 p.m. (Eastern Standard Time) on the day that is two business days before the Closing Date:

(a)	this duly completed and executed Subscription Agreement;

(b)	if the Subscriber is an “accredited investor” a fully executed and completed Certificate in the form of Schedule A; and

(c)
a certified cheque or bank draft payable to “D&D Securities Company” for the Aggregate Subscription Price of the Units subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Agent.

9.2                    The sale of the Units pursuant to this Subscription Agreement will be completed at the offices of O’Neill Law Group PLLC, the Corporation’s counsel, at Suite 1880, Royal Centre, 1055 W. Georgia St., Vancouver, BC, Canada, at 1:00 p.m. (Pacific Standard Time) or such other time as the Corporation and the Agent may agree (the “Closing Time”) on the Closing Date. At the Closing Time, if the terms and conditions contained in the Agency Agreement have been complied with to the satisfaction of the Agent or waived by the Agent, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the Aggregate Subscription Amount against delivery by the Corporation of the certificates representing the Units and such other documentation as may be required.

9.3                    The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

10.	MISCELLANEOUS

10.1                  Any notice under this Subscription Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

to the Corporation:

Searchlight Minerals Corp.
#120 - 2441 W. Horizon Ridge Pkwy.
Henderson, NV  89052

Attention: Ian McNeil, President

Fax: (702) 451-4939

with a copy to:

O’Neill Law Group PLLC
Suite 1880, Royal Centre
1055 West Georgia Street, Box 11122
Vancouver, BC V6E 3P3

Attention: Conrad Nest

Fax: (604) 687-6650

to the Agent:

D&D Securities Company
150 York Street, Suite 1716
Toronto, ON  M5H 3S5

Attention:  Robert F. Rose

Fax: (416) 363-3316

with a copy to:

Stikeman, Graham, Keeley & Spiegel LLP
220 Bay Street, Suite 700
Toronto, ON  M5J 2W4

Attention: Robert Spiegel

Fax: (416) 365-1813

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; and if such notice is telecopied (with receipt confirmed), it shall be effective on the business day following the date such notice is telecopied.

10.2                     The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the fact the Corporation is collecting the Subscriber’s (and any beneficial purchaser’s) personal information for the purpose of completing the Subscriber’s subscription.  The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Corporation retaining the personal information for as long as permitted or required by applicable law or business practices.  The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) further acknowledges and consents to the fact the Corporation may be required by applicable securities laws, stock exchange rules, and Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser).  The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

10.3                     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

10.4                     The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Units.  The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent in determining the eligibility of a purchaser of Units and the Subscriber agrees to indemnify the Corporation and the Agent and their respective trustees, affiliates, shareholders, directors, officers, partners, employees, advisors and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof.  The Subscriber undertakes to immediately notify the Corporation at #120 - 2441 W. Horizon Ridge Pkwy., Henderson, NV  89052 (Fax Number: (702-451-4939)) and the Agent, D&D Securities Company, 1714 – 150 York Street, Toronto, ON  M5H 3S5, Attention:  Robert Rose (Fax Number: (416) 363-3316), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

10.5                     The Subscriber acknowledges that the Agent has been appointed by the Corporation to act as the Agent of the Corporation and to offer the Units on a “best efforts” basis and, in connection therewith, the Corporation and the Agent have entered into the Agency Agreement pursuant to which the Agent, in connection with the issue and sale of the Units, will receive a fee from the Corporation.  The Subscriber hereby irrevocably authorizes the Agent: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete, or correct any errors or omissions in, any form or document provided by the Subscriber; (c) to receive on its behalf certificates representing the Units purchased under this Subscription Agreement; (d) to approve any opinions, certificates or other documents addressed to the Subscriber; (e) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Agency Agreement; and (f) to exercise any rights of termination contained in the Agency Agreement.

10.6                     The obligations of the parties hereunder are subject to receipt of all applicable regulatory approvals.

10.7                     The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be borne by the Subscriber.

10.8                     Time shall be of the essence hereof.

10.9                     This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

10.10                   The Subscriber acknowledges that the Corporation's counsel, O'Neill Law Group PLLC, is acting solely for the Corporation, and the Agent's counsel, Stikeman, Graham, Keeley & Spiegel LLP, is acting solely for the Agent, in connection with the Offering and the Subscriber may not rely upon either such counsel in any respect.

10.11                 The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

10.12                 The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Corporation:

(a)	collecting the Subscriber’s (and that of any person for whose benefit the Subscriber is subscribing) personal information for the purposes of completing the Subscriber’s subscription;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)
providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Dealers Association, or to give effect to this agreement any personal information provided by the Subscriber.

The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all persons for whose benefit the Subscriber is subscribing.

If the Subscriber is resident in Ontario, it acknowledges it has been notified by the Corporation: (i) of the delivery to the Ontario Securities Commission (the "OSC") of the Subscriber’s personal information; (ii) that the Subscriber’s personal information is being collected indirectly by the OSC under the authority granted to it in the securities legislation; (iii) the Subscriber’s personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) the contact information of the public official in Ontario who can answer questions about the OSC’s indirect collection of personal information is, Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, telephone (416) 593-8086, facsimile (416) 593-8252.

10.13                 The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

10.14                 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

10.15                 The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

10.16                 The Subscriber acknowledges and agrees that acceptance of this Subscription Agreement will be conditional, among other things, upon the sale of Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable securities laws.  The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery at closing of the certificates representing the Units to or upon the direction of the Subscriber in accordance with the provisions hereof.

10.17                 The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

10.18                 The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

10.19                 This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

10.20                   Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Units Subscribed For:	Units

Signature of Subscriber or Authorized Signatory for Subscriber (if Subscriber is not an individual):

Name of Authorized Signatory for Subscriber (if Subscriber is not an individual):

Name of Subscriber:

Address of Subscriber:

The natural person(s) who directly or indirectly alone or with others has beneficial ownership and voting control over the securities of the Subscriber (if Subscriber is not an individual):

Jurisdiction of Incorporation of Subscriber: (If Subscriber is a Corporation)

Social Security Number of Subscriber if Subscriber is an individual (or Federal Taxpayer ID Number if Subscriber is a Corporation)

ACCEPTED BY:

SEARCHLIGHT MINERALS CORP.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Position of Authorized Signatory:

Date of Acceptance:

SCHEDULE A
ACCREDITED INVESTOR CONFIRMATION

TO:           SEARCHLIGHT MINERALS CORP.

CERTIFICATE

In connection with the purchase by the undersigned purchaser (the "Purchaser") of units (the "Purchased Securities") of Searchlight Minerals Corp. (the "Corporation"), the Purchaser hereby represents, warrants, covenants and certifies that:

1.	the Purchaser is purchasing the Purchased Securities as principal for its own account;

2.
the Purchaser is an "accredited investor" as defined in National Instrument 45-106 – Prospectus and Registration Exemptions by virtue of satisfying the indicated criterion as set out in Appendix A to this Certificate;

3.
the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and will survive the completion of the issue of the Purchased Securities; and

4.
the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a purchaser of the Purchased Securities and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

Print name of Purchaser

By:
Signature

Title

Date

IMPORTANT: PLEASE INITIAL THE APPLICABLE ITEM ON APPENDIX A ATTACHED TO THIS CERTIFICATE.

 APPENDIX A TO SCHEDULE A
ACCREDITED INVESTOR CONFIRMATION

(For accredited investors resident in Canada)

The Subscriber represents and warrants to the Corporation that the Subscriber has read the following definition of an "accredited investor" from National Instrument 45-106 - Prospectus and Registration Exemptions and certifies that the Subscriber is an accredited investor by virtue of falling into one or more of the categories below as indicated by their initials beside each such category:

	(a)	a Canadian financial institution or a Schedule III bank;
(initial)
	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
(initial)
(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person  owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(initial)
(d)
a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer registered under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(initial)
	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);
(initial)
	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;
(initial)
(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(initial)
	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(initial)
	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
(initial)
(j)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$ 1,000,000;

(initial)
(k)
an individual whose net income before taxes exceeded CDN$ 200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$ 300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(initial)
	(l)	an individual who, either alone or with a spouse, had net assets of at least CDN$ 5,000,000;
(initial)
	(m)	a person, other than an individual or investment fund, that has net assets of at least CDN$ 5,000,000 as shown on its most recently prepared financial statements;
(initial)

	(n)	an investment fund that distributes or has distributed its securities only to persons that
		(i)	are or were accredited investors at the time of the distribution,
		(ii)	acquire or have acquired as principal securities of a single issuer for a purchase price of not less than $150,000 paid in cash at the time of purchase, or in the circumstances referred to in section 2.19 Additional Investment in Investment Funds, or
		(iii)	a person described in (i) or (ii) that acquires or acquired securities under section 2.18 Investment Fund Reinvestment;

(o)
an investment fund that distributes or has distributed its securities under a prospectus in a jurisdiction in Canada for which the regulator, or in Québec, the securities regulatory authority, has issued a receipt;

(initial)
(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(initial)
(q)
a person acting on behalf of a fully managed account managed by that person if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and in Ontario, is purchasing a security that is not a security on an investment fund;

(initial)
(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(initial)
	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) and paragraph (i) in form and function;
(initial)
(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(initial)
	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or
(initial)
(v)
a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as
(i)    an accredited investor; or
(ii)   an exempt purchaser in Alberta or British Columbia.

(initial)

For the purposes of the foregoing terms in bold, the following definitions apply:

"bank" means a bank named in Schedule I or II of the Bank Act (Canada).

"Canadian financial institution" means
(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or
(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

"control person" means any person that holds or is one of a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds
(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or
(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

"director" means
(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and
(b)	with respect to a person that is not a company , an individual who performs functions similar to those of a director of a company.

"eligibility adviser" means
(a)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(b)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

"executive officer" means, for an issuer, an individual who is
(a)	a chair, vice-chair or president,
(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
(c)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or
(d)	performing a policy-making function in respect of the issuer;

"financial assets" means
(a)	cash,
(b)	securities, or
(c)	a contract of insurance, deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

"founder" means, in respect of an issuer, a person who,
(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
(b)	at the time of the trade is actively involved in the business of the issuer;

"fully managed account" means an account for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

"investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an Employee Venture Capital Corporation and a Venture Capital Corporation;

"non-redeemable investment fund" means an issuer:
(a)	whose primary purpose is to invest money provided by its securityholders;
(b)	that does not invest for the purpose of:
(i)	exercising or seeking to exercise effective control of an issuer other than an issuer which is a mutual fund or a non-redeemable investment fund, or
(ii)	being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(c)           that is not a mutual fund.

"person" includes
(a)	an individual,
(b)	a corporation,
(c)	a partnership, trust, fund, and an association, syndicate, or other organized group of persons, whether incorporated or not, and
(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"spouse" means an individual who
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In National Instrument 45-106:

(a)	an issuer is considered to be an "affiliate" of another issuer if one of them is the subsidiary of the other, or each of them is controlled by the same person.

(b)	a person (the "first person") is considered to "control" another person (the "second person") if

(i)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Corporation.

Dated at _______________________________________ on  _____________________________, 2007.

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above